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                                                                EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, is entered into as of September 1, 1995, between Infinity Financial Technology, Inc., a California corporation (the "Company"), and Till Guldimann ("Employee").

                                 R E C I T A L S

                  Company desires to obtain the services of Employee, on its own behalf and on behalf of all existing and future Affiliated Companies (defined to mean any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company), and Employee desires to secure employment from the Company upon the following terms and conditions.

                                A G R E E M E N T

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

                  1.       Position, Period of Employment.

                           (a)      Period of Employment. The Company hereby
employs Employee to render services to the Company in the position and with the duties and responsibilities described in Section 1(b) for the period (the "Period of Employment") commencing on the date of this Agreement and ending upon the date this Agreement is terminated in accordance with Section 3 below. Except as provided in Section 3 below, the Company shall pay Employee the compensation to which he is entitled under Section 2(a) through the end of the Period of Employment, and thereafter Company's obligations hereunder to pay or otherwise provide compensation and benefits to Employee shall end.

                           (b)      Position. Employee hereby accepts employment
with the Company as Executive Vice President. Employee shall devote his best efforts and his full time and attention to the performance of the services customarily incident to such office and to such other services as may be reasonably requested by the Board of Directors of the Company (the "Board"). The Company shall retain full direction and control of the means and methods by which Employee performs the above services and, subject to the terms of this
Section 1(b), of the place(s) at which such services are to be rendered. Commencing as of the date and continuing until not later than September 1, 1996, Employee's place of employment shall be the Company's New York offices,

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and Employee acknowledges that he will be required to travel frequently in accordance with the Company's travel policies to its principal place of business in Mountain View, California and to destinations outside the United States. By September 1, 1996, Employee shall have relocated to the Company's principal offices in Mountain View, California.

                           (c)      Service on Board and Management Committee.
During the Period of Employment and subject to this Section 1(c), Employee shall further serve as a member of the Company's Management Committee and as a member of the Board, provided that (i) the Company shall have the right to require Employee to resign or otherwise be removed from the Board if a majority of the Board shall reasonably determine that it is in the best interest of the Company that Employee cease to serve on the Board; (ii) Employee shall in his sole discretion have the right at any time during the Period of Employment to resign from the Board; and (iii) any right of Employee to continue to serve on the Board shall be subject to the rights of the shareholders of the Company to vote their shares of the Company to remove or not re-elect him to the Board.

                           (d)      Other Activities. Except upon the prior
written consent of the Board, Employee, during the Period of Employment, will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any Affiliated Company. The Company acknowledges that Employee shall be receiving continued salary payments through February of 1996 from his prior employer, J. P. Morgan, and agrees that receipt of such salary payments shall not be deemed a breach of or inconsistent with this Agreement provided that Employee agrees that he shall not: (x) take any action or omit to take action as a condition to receipt of such salary payments that would constitute a breach of this Agreement or the Employee Proprietary Information and Inventions Agreement described in Section 4 below; or (y) engage in any conduct in connection with his continued affiliation with J. P. Morgan that would constitute a conflict of interest with his employment relationship at the Company or a breach of this Section 1(d).

                  2.       Compensation, Benefits, Expenses.

                           (a)      Compensation. In consideration of the
services to be rendered hereunder, including, without limitation, services to any Affiliated Company, Employee shall be paid an annual salary of Two Hundred Thousand Dollars ($200,000), payable at the times and pursuant to the procedures regularly established, and as they may be amended, by the Company during the course of this Agreement. This rate shall be reviewed annually, in accordance with the Company's salary review practices, and increased to reflect increases in the cost of living and such other increases as are awarded in accordance with the Company's regular salary review practices for giving salary increases to similarly situated employees.

                           (b)      Stock Options. Employee shall be granted an
incentive stock option pursuant to the Company's 1993 Stock Option Plan for 100,000 shares of the Company's Common Stock upon the terms and conditions set forth in that certain Incentive Stock Option

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Agreement in the form attached hereto as Exhibit A (the "ISO Agreement"), which the Company shall execute and deliver to Employee concurrently with the signing by both parties of this Agreement.

                           (c)      Bonus. Employee shall be eligible to
participate in such bonus plans as the Company may from time to time adopt for the benefit of similarly situated employees of the Company. Employee's right to receive any such bonus shall be subject to the terms of any Company bonus plan for which he may become a participant and the terms determined by the Board or a Committee thereof designating him as a participant or granting him an award thereunder.

                           (d)      Vacation. Employee shall be entitled to
vacation in accordance with the Company's vacation policies for similarly situated employees, as such policies may be amended from time to time.

                           (e)      Moving Expenses. The Company agrees to
reimburse Employee for his reasonable expenses in accordance with Company policies for his move from the New York area to the Mountain View, California area as contemplated by Section 1(a) above.

                           (f)      Benefits. As he becomes eligible therefor,
the Company shall provide Employee with the right to participate in and to receive benefits from all present and future life, accident, disability, medical, pension, and savings plans and all similar benefits made available generally to executives similarly situated employees of the Company. The amount and extent of benefits to which Employee is entitled shall be governed by the specific benefit plan, as it may be amended from time to time.

                           (g)      Expenses. The Company shall reimburse
Employee for reasonable travel and other business expenses incurred by Employee in the performance of his duties hereunder in accordance with the Company's general policies, as they may be amended from time to time during the course of this Agreement.

                  3.       Termination of Employment.

                           (a)      By Death. The Period of Employment shall
terminate automatically upon the death of the Employee. The Company shall pay to the Employee's beneficiaries or estate, as appropriate, the compensation to which he is entitled pursuant to Section 2(a) through the end of the month in which death occurs. Thereafter, the Company's obligations hereunder shall terminate. Nothing in this Section shall affect any entitlement of the Employee's heirs to the benefits of any life insurance plan.

                           (b)      By Disability. If, in the sole opinion of
the Board, the Employee shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than one hundred and twenty (120) consecutive days in any twelve-month period, then, to the extent permitted by law, the Period of Employment shall

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terminate on and the compensation to which Employee is entitled pursuant to
Section 2(a) shallbe paid up through the last day of the month in which the one hundred and twentieth day of incapacity occurs, and thereafter the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Employee's rights under any disability plan in which he is a participant.

                           (c)      By Company For Cause. The Company may
terminate, without liability, the Period of Employment for Cause (as defined below) at any time and upon ten (10) days' advance written notice to Employee. The Company shall pay Employee the compensation to which he is entitled pursuant to Section 2(a) through the end of the notice period and thereafter the Company's obligations hereunder shall terminate. Termination shall be for Cause if: (i) because of any intentional act or failure to act by Employee which, in the reasonable opinion of the Board, is in bad faith and to the detriment of the Company or any Affiliated Company; (ii) in the reasonable opinion of the Board, Employee refuses or fails to act in accordance with any direction or order of the Board; (iii) in the reasonable opinion of the Board, Employee shall fail in any material respect and on a continuing basis to perform his duties pursuant to
Section 1 hereof (other than as a result of disability as provided for in Section 3(b)) and shall not have cured such failure following thirty (30) days notice from a majority of the members of the Board; (iv) Employee is convicted of a crime relating to his character or employment by the Company; or (v) because Employee, in the reasonable opinion of the Board, breaches any material term of this Agreement, provided the breach continues for a period of five (5) days after Employee receives written notice of that breach from the Board.

                           (d)      By Employee For Good Reason. Employee may
terminate, without liability, the Period of Employment for Good Reason (as defined below) upon twenty (20) days' advance written notice to the Company. The Company shall pay Employee the compensation to which he is entitled pursuant to
Section 2(a) through the end of the notice period plus the Severance Benefits (as defined in Section 3(f) below) and thereafter all obligations of the Company hereunder shall terminate. Good Reason shall exist if: (i) there is an assignment to the Employee of any duties materially inconsistent with or which constitute a material change in the Employee's position, duties, responsibilities, or status with the Company, or a material change in the Employee's reporting responsibilities, title, or offices; or removal of the Employee from or failure to re-elect the Employee to any of such positions (including without limitation Employee's position on the Management Committee or any successor committee, unless such committee is otherwise terminated by the Company), except in connection with the termination of the Period of Employment for Cause, or due to disability, early or normal retirement as defined by the Company's pension plan, death, or termination of the Period of Employment by the Employee other than for Good Reason (provided that removal and/or failure to re-elect Employee to the Board in accordance with Section 1(c) shall not be deemed Good Reason for purposes of this Section 3(d)); (ii) there is a reduction by the Company in the Employee's annual salary then in effect other than a reduction similar in percentage to a reduction generally applicable to similarly situated employees of the Company; or (iii) the Company acts in any way that would adversely affect the Employee's participation in or materially reduce the Employee's benefit under any benefit plan of the Company in which the Employee is participating or deprive the Employee of

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any material fringe benefit enjoyed by the Employee except those changes generally affecting similarly situated employees of the Company.

                           (e)      At Will. At any time, either the Company or
the Employee may terminate, without liability, the Period of Employment for any reason, with or without cause, on written notice to the other party. In the event Employee elects to terminate the Period of Employment pursuant to this
Section 3(e), Employee shall give the Company not less than three (3) months' notice of such termination. If the Employee terminates his employment pursuant to this Section 3(e), the Company shall have the option, in its sole discretion, to terminate Employee immediately without the running of the notice period. If the Employee terminates his employment pursuant to this, the Company shall pay Employee the compensation to which he is entitled pursuant to Section 2(a) through the end of the notice period or, if elected through the day upon which early termination is elected pursuant to the foregoing sentence, and thereafter all obligations of the Company shall terminate. In the event the Company elects to terminate the Period of Employment pursuant to this Section 3(e), the Company shall give Employee not less than six (6) months notice of such termination. If the Company terminates Employee's employment pursuant to this Section 3(e), the Company shall have the option, in its sole discretion, to terminate Employee at any time during such six (6) month period and to immediately commence the Severance Period as of the date of such termination. Employee hereby agrees that the Company may dismiss him under this Section 3(e) without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to Employee, whether made orally or contained in any document, pertaining to Employee's relationship with the Company.

                           (f)      Severance Benefits.

                                    (1)      Employee shall only be entitled to
Severance Benefits hereunder in the event that the Period of Employment shall terminate in accordance with Section 3(d) and 3(e) hereof and in each case subject to the terms of said Sections 3(d) and 3(e). Upon full payment of and upon providing of such Severance Benefits, Employee shall be deemed to have released the Company and each of its officers, directors and agents from any and all claims, liabilities or causes of action in favor of the Employee arising in connection with his prior employment by the Company.

                                    (2)      For purposes of this Agreement,
"Severance Benefits" shall mean a continuation by the Company for a period of six (6) months of: (i) Employee's salary payable in accordance with the Company's payroll procedures pursuant to Section 2(a) following termination:
(ii) those benefits to which Employee is entitled pursuant to Section 2(f) hereof; and (iii) the vesting and right to exercise any stock options held by Employee at the time of termination. As a condition precedent to the continued vesting and exercisability of Employee's stock options during said six (6) month period, Employee agrees to perform, on request from the Company, up to ten (10) hours of consulting service per month during said six (6) month period. Subject to Employee fulfilling his consulting obligations to the Company as provided in this Section 3(f)(2) during the Severance Period (as defined below), Employee shall be deemed to

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continue as employee of the Company during the Severance Period for the purpose of such stock options, and such stock options shall thereafter terminate in accordance with their terms following expiration of the Severance Period. No additional compensation shall be payable by the Company for such consulting services beyond the Severance Benefits. The period in which Employee shall be entitled to Severance Benefits shall hereinafter be referred to as the "Severance Period".

                           (g)      Termination Obligations.

                                    (1)      Employee hereby acknowledges and
agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by Employee in the course of or incident to his employment, belong to the Company and shall be promptly returned to the Company upon termination of the Period of Employment. Following termination, the Employee will not retain any written or other tangible material containing any proprietary information of the Company.

                                    (2)      Upon termination of the Period of
Employment, the Employee shall be deemed to have resigned from all offices and directorships then held with the Company or any Affiliated Company.

                  4. Proprietary Information Agreement. As a condition to his employment with the Company, Employee shall execute and deliver a copy of the Company's standard form Employee Proprietary Information and Inventions Agreement. Any breach by Employee of such agreement shall be deemed a breach of this Agreement for purposes of Section 3(c) hereof. Employee's obligations under such Employee Proprietary Information and Inventions Agreement shall survive any termination of the Period of Employment.

                  5. Assignment; Successors and Assigns. Employee agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

                  6. Notices. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by


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hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

                                                  2001 Landings Drive
                                                  Mt. View, CA 94034
                                                  Attn: Vice President, Finance

                           or to the Employee at:    34 Roosevelt  Road
                                                            Maplewood, NJ  07040

Notice of change of address shall be effective only when done in accordance with this Section.

                  7. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

                  8. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Employee and by a duly authorized representative of the Company other than Employee. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

                  9. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

                  10. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

                  11. Employee Acknowledgment. Employee acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has

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read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                  12. Exclusive. Both parties agree that this Agreement shall provide the exclusive remedies for any breach by the Company of its terms.

                  The parties have duly executed this Agreement as of the date first written above.

COMPANY:                                    EMPLOYEE:

INFINITY FINANCIAL TECHNOLOGY, INC.

By: _________________________________       _______________________________
Title: ______________________________       Till Guldimann



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